UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On January 26, 2011, Alliance Financial Corporation (the “Company”) issued a press release announcing its fourth quarter and full year 2010 financial results. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 25, 2011, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws. The amendment removes, in its entirety, Section 213 of Article II which set forth the eligibility and mandatory retirement age for directors. The Board concurrently amended its Corporate Governance Committee Charter to include age as director qualification which the Corporate Governance Committee shall take into consideration when evaluating a director nominee. The text of the amendment is attached as Exhibit 3.2. A complete copy of the Company’s Bylaws, as amended, will be filed as an Exhibit to the Company’s Annual Report on Form 10-K.

Item 8.01.	Other Events.

On January 25, 2011, the Board of Directors created a Lead Director position and appointed Donald H. Dew, the existing Chairman of the Corporate Governance Committee, as Lead Director of the Company, effective immediately. A copy of the press release announcing the appointment of a lead director is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amendment to the Bylaws of the Company.

99.1	Press Release, dated January 26, 2011.

99.2	Press Release, dated January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: January 26, 2011

	By:	/s/ J. Daniel Mohr
J. Daniel Mohr Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Amendment to the Bylaws of the Company.

99.1	Press Release, dated January 26, 2011.

99.2	Press Release, dated January 26, 2011.